AMENDMENT No. 1 TO
MASTER LEASE AGREEMENT No. 11093 BETWEEN
KCG AMERICAS, LLC AND
CISCO SYSTEMS CAPITAL CORPORATION

This Amendment (the “Amendment”) to the Master Lease Agreement No. 11093 (the “Master Lease”) by and between Cisco Systems Capital Corporation (“Lessor”), a Nevada corporation having its principal place of business at 170 West Tasman Drive, Mailstop SJC-13, 3rd Floor, San Jose, California 95134, and KCG Americas LLC, a Delaware limited liability company (“Lessee”) having its principal place of business at 545 Washington Blvd., Jersey City, NJ 07310, is entered into as of the date of the last signature below (the “Effective Date”). Unless expressly provided for herein, capitalized terms not otherwise defined herein have the meanings specified in the Master Lease.

WHEREAS, Lessor and Lessee have previously entered into the Master Lease on March 10, 2014;

WHEREAS, pursuant to the terms and conditions of the Master Lease, as of the date of this Amendment, Lessor and Lessee have entered into certain Schedules to lease Equipment, which the parties agree shall not be subject to this Amendment;

NOW WHEREFORE, the parties agree to amend the Master Lease as follows:

1.Section 1.1, at the end of the Section, insert “The parties agree that for purposes of this Agreement, a scan of an original signature delivered by electronic means (such as facsimile or pdf file by email) shall be effective in the same manner as the original signature.”

2.	In Section 5.6, after “facsimile” insert “or email address.”

3.	To add the following to the Master Lease as Section 5.12:

Counterparts; Chattel Paper. Each Lease Document may be executed in counterparts, and when so executed each counterpart shall be deemed to be an original, and such counterparts together shall constitute one and the same instrument. The original of each Schedule shall constitute chattel paper for purposes of the Uniform Commercial Code (“Code”). If multiple originals of a Schedule exist, the one marked “Lessor’s Copy” or words of similar import, shall be the only chattel paper. Lessor and Lessee agree that any Schedule signed or executed by electronic means shall constitute the original of such Schedule and, therefore, chattel paper under the Code.

All other terms and conditions of the Master Lease remain unchanged and in full force and effect. This Amendment and the Master Lease are the complete agreements between the parties hereto regarding this subject matter and jointly apply to all purchase orders or Schedules issued on or executed as of the date of this Amendment. There are no conditions, understandings, agreements, representations, or warranties, expressed or implied, which are not specified herein or therein. In the event of a conflict between the Master Lease and this Amendment, this Amendment will prevail with regard to the subject matter herein.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed. Each party warrants and represents that its respective signatories whose signatures appear below have been and are hereunder duly authorized to execute this Amendment.

LESSOR:	LESSEE:
CISCO SYSTEMS CAPITAL CORPORATION	KCG AMERICAS., LLC

/s/ CRAIG SCHAUMAN	/s/ ROBERT MCQUEEN
Authorized Signature	Authorized Signature

Craig Schauman	Robert McQueen
Name	Name